Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Tvia, Inc.
San Jose, CA
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 19, 2006, except for Note 13 as to which the date is November 22, 2006, relating to the consolidated financial statements of Tvia, Inc., which is incorporated by reference in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
San Jose, CA
December 7, 2006